As filed with the Securities and Exchange Commission on October 7, 2021

Registration No. 333-249375

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BOXLIGHT CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	46-4116523
(State or jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

BOXLIGHT CORPORATION

1045 Progress Circle

Lawrenceville, Georgia 30043

Phone: (678) 367-0809

(Address, including zip code and telephone number,

including area code, of registrant’s principal executive offices)

AMENDMENT NO. 2 TO THE BOXLIGHT 2014 EQUITY INCENTIVE PLAN

(Full title of plan)

Michael Pope

Chief Executive Officer

Boxlight Corporation

1045 Progress Circle

Lawrenceville, Georgia 30043

Phone: (678) 367-0809

(Name including zip code and telephone number,

including area code, of agent for service)

With copy to:

Stephen A. Weiss

Megan J. Penick

Michelman & Robinson, LLP

800 Third Avenue, 24th Floor

New York, New York 10022

(212) 730-7700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[X]	Smaller reporting company	[X]
		Emerging growth company	[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. [  ]

EXPLANATORY NOTE

This registration statement on Form S-8 (SEC File No. 333-249375), originally filed with the Securities and Exchange Commission (“SEC”) on October 7, 2020, is hereby amended pursuant to Section 512(a)(1)(iii) for purposes of updating the Selling Shareholder Table, which sets forth the shares issued and issuable to the officers and directors of Boxlight Corporation (the “Registrant”) under the Registrant’s Amendment No. 2 to the Boxlight 2014 Equity Incentive Pan (the “Equity incentive Plan”). The Registrant originally registered 6,390,438 shares for issuance under the Equity Incentive Plan and is not altering the overall number of shares that it is registering hereby.

PART I

INFORMATION REQUIRED IN THE 10(A) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee annual Plan Information.*

*All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8. The documents containing information specified in this Part I will be separately provided to the participants covered by the Plan, as specified by Rule 428(b)(1) under the Securities Act.

REOFFER PROSPECTUS

6,390,438 SHARES OF CLASS A COMMON STOCK

BOXLIGHT CORPORATION

This prospectus relates to the reoffer and resale from time to time of up to 6,390,438 shares of Class A common stock, par value $0.0001 per share (“Common Stock”), of Boxlight Corporation, a Nevada corporation (the “Company,” “we,” “our” or “us”), by certain selling shareholders named herein as well as certain unnamed non-affiliates.

The selling shareholders may offer and sell the shares of Common Stock described in this prospectus in a number of different ways and at varying prices. The selling shareholders may sell any, all or none of such shares and we do not know when or in what amount the selling shareholders may sell such shares. The inclusion of such shares in this prospectus does not necessarily represent a present intention by the selling shareholders to sell any or all such shares. We will not receive any of the proceeds from the offering or sale of such shares by the selling shareholders.

Our Common Stock is traded on the Nasdaq Capital Market under the symbol “BOXL.” On October 6, 2021 the closing price for our Common Stock as reported by the Nasdaq Capital Market was $2.11.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page I-5 for a discussion of information that should be considered in connection with an investment in our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 7, 2021.

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. You should rely only on the information provided or incorporated by reference in this prospectus or any related supplement. We have not authorized anyone else to provide you with different information. The selling shareholders will not make an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only, regardless of the time of delivery of this prospectus or of any sale of our Common Stock. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus. This summary may not contain all the information that you should consider before determining whether to invest in our securities. You should read this entire prospectus carefully, including the information included in the “Risk Factors” section, as well as our consolidated financial statements, notes to the consolidated financial statements and the other information incorporated by reference into this prospectus, before making an investment decision.

Overview

We are a technology company that develops, sells and services interactive solutions predominantly for the global education market, but which are also sold into the health, government and corporate sectors. We are seeking to become a worldwide leading innovator and integrator of interactive products and software for schools, as well as for business and government learning spaces. We currently design, produce and distribute interactive technologies including flat panels, projectors, whiteboards and peripherals for the education market. We also distribute science, technology, engineering and math (or “STEM”) products, including our portable science lab. All of our products are integrated into our classroom software suite that provides tools for whole class learning, assessment and collaboration. To date, we have generated substantially all of our revenue in the U.S. from the sale of our software and interactive displays to the educational market. In EMEA approximately 75% of our revenues relate to the education sector and the remainder comes from health, government and corporate including the banking and financial services sector.

In the education sector we provide educators with hardware, engineering and manufacturing, software and content development for use in the classroom. We provide comprehensive services to our clients and customers, including installation, training, consulting and maintenance. We seek to provide easy-to-use solutions combining interactive displays with robust software to enhance the educational environment, ease the teacher technology burden, and improve student outcomes. Our goal is to become a single source solution to satisfy the needs of educators around the globe and provide a holistic approach to the modern classroom. Our products are currently sold in approximately 60 countries and our software is available in 32 languages, helping children learn in over 850,000 classrooms. We sell our products and software through more than 500 global reseller partners. We believe we offer the most comprehensive and integrated line of interactive display solutions, audio products, peripherals and accessories for schools and enterprises. Our products are backed by nearly 30 years of research and development. We introduced the world’s first interactive projector in 2007 and obtained patents to the technology in 2010.

Advances in technology and new options for introduction into the classroom have forced school districts to look for solutions that allow teachers and students to bring their own devices into the classroom, provide school districts with information technology departments with the means to access data with or without internet access, handle the demand for video, as well as control cloud and data storage challenges. Our design teams are able to quickly customize systems and configurations to serve the needs of clients so that existing hardware and software platforms can communicate with one another. We have created plug-ins for annotative software that make existing and legacy hardware interactive and allows interactivity with or without wires through our MimioTeach product. Our goal is to become a single source solution to satisfy the needs of educators around the globe and provide a holistic approach to the modern classroom.

We pride ourselves in providing industry-leading service and support and have received numerous product awards:

●

In 2020, UX Pro won Collaboration Innovation of the Year from AV News Awards, Best in Show for InfoComm Awards and AvTechnology Europe Best of Show at ISE> IMPACT Plus won Innovation Design, high-quality, functionality, ergonomics and ecology from Plus X Awards in Germany, Collaboration Innovation from AV News Awards, Best in Show at InfoComm from Tech & Learning magazine, Best at Show at InfoComm from Installation magazine and Best at ISE Show from Installation.

In 2019, Clevertouch won Interactive Display of the Year at AV Magazine’s AV Awards, Keiba Awards, Best of Show from Installation and best of Show for IMPACT Plus at Best of Show Tech&Learning awards, as well as the Pro Series Technology for Conferencing and Collaboration at the Innovation Awards, and the AV Display Innovation of the Year at the AV News Awards

●	In 2018, Clevertouch won Best in Show for InfoComm from Tech&Learning magazine and Collaboration Product of the Year for Plus Series, as well as the Collaboration Product of the Year for Pro Series and Marketing Professional of the Year for Adam Kingshott.

●	In 2017, Clevertouch’s Plus Series won Interactive Screen of the year at AV Magazine’s AV Awards. Our MimioStudio with MimioMobile was a BETT Awards finalist in the tools for teaching, learning and assessment area, our Labdisc product was named Best of BETT 2017 for the Tech & Learning award, won the Best in Show at TCEA and our P12 Projector Series won the Tech & Learning best in show award at ISTE in 2017,

●	In 2016, Clevertouch won Interactive Screen of the Year at AV Magazine’s AV Awards with Plus Series. Our MimioMobile App with Mimio Studio Classroom Software won the 2016 Cool Tool Award and we received the 2016 Award of Excellence for our MimioTeach at the 34th Tech & Learning Awards of Excellence program honoring new and upgraded software.

●	In 2015, Clevertouch won manufacturer of the Year at AV Magazine’s AV Awards.

I-1

Since the Company launched its patented interactive projectors in 2007, we have sold them to public schools in the United States and in 49 other countries, as well as to the Department of Defense International Schools, and in approximately 3,000 classrooms in 20 countries, including the Job Corp, the Library of Congress, the Centers for Disease Control and Prevention, the Federal Emergency Management Agency, nine foreign governments and the City of Moscow and numerous Fortune 500 companies, including Verizon, GE Healthcare, Pepsico, First Energy, ADT, Motorola, First Data and Transocean. In addition, we custom built 4,000 projectors for the Israeli Defense Forces.

The COVID-19 pandemic has had a significant impact on economies worldwide, resulting in workforce and travel restrictions, and supply chain and production disruptions across many sectors. While factors have had a significant impact on our supply chain, the financial performance of our business has actually improved substantially in the last quarter of 2020 and we anticipate that trend will continue throughout 2021 as demand for our products and solutions in the education, government and corporate sectors increase. Indeed, we believe that COVID-19 has actually accelerated the move toward unified communications, thus creating greater demand for our products and solutions.

I-2

Our Strategic Goals

We believe that our future success will depend upon many factors, including those discussed below. While these areas represent opportunities for us, they also represent challenges and risks that we must successfully address.

●	Increasing our customer base. Our principal customers are value added reseller partners that sell to school districts. We have been successful in providing our hardware, software and service solutions to educators through our reseller partner network, and we expect to continue to increase our sales channel and provide additional solutions for education.

●	Investing in research and development. We intend to continually develop and introduce innovative products, enhance existing products, and effectively stimulate customer demand for existing and future products.

●	Expanding our sales and marketing team. We intend to invest significant resources in our marketing, advertising and brand management efforts.

●	Expanding our product and technology offerings. Our long-term growth will depend in part on our ability to continually expand our hardware, software and service offerings, which we intend to do through both our internal research and development initiatives, as well as through strategic acquisition opportunities and joint ventures that may develop, such as Cohuborate, Qwizdom, EOS Education, Modern Robotics, Robo3D and MyStemKits.

●	Strategic acquisitions and joint ventures. We believe we can materially increase our revenues and scope by acquiring or joint venturing with solutions providers focused on the education and learning technologies market segments, have gained the trust and support of school districts, and are located in geographically strategic areas throughout the United States and internationally.

●	Developing strategic partnerships and alliances. We currently work with a variety of major software and hardware solution providers, with whom we are developing embedded solutions to offer buffered content inside our displays to allow smooth content streaming across multiple platforms. We intend to further existing, and develop additional, strategic partnerships and alliances.

Please see our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 as filed with the SEC on March 31, 2021, as well as our subsequent filings with the SEC for additional information about our business, operations and financial condition.

Corporate Information

Our common stock, par value $0.0001 per share, is traded on the Nasdaq Capital Market under the symbol “BOXL.” We are a Nevada corporation. Our principal executive/administrative offices are located at 1045 Progress Circle, Lawrenceville, Georgia 30043, and our telephone number is (678) 367-0809. Our website address is https://www.boxlight.com. Information on or accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

I-3

The Offering

Outstanding Common Stock	61,310,899 shares of our Class A common stock are outstanding as of October 5, 2021.

Common Stock Offered	Up to 6,390,438 shares of Class A common stock for sale by the selling shareholders (which include our executive officers and directors), as well as certain unnamed selling shareholders, for their own account pursuant to the Equity Incentive Plan.

Selling Shareholders	The selling shareholders named herein are set forth in the section entitled “Selling Shareholders” of this reoffer prospectus on page I-5.

Proceeds	We will not receive any proceeds from the sale of our Class A common stock by the selling shareholders. We would, however, receive proceeds upon the exercise of the stock options by those who receive options under the Plans and exercise such options for cash. Any cash proceeds will be used by us for general corporate purposes.

Risk Factors	The securities offered hereby involve a high degree of risk. See “Risk Factors.”

Nasdaq Capital Market Symbol	BOXL

I-4

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information included or incorporated by reference in this prospectus contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) regarding Novation Companies, Inc. and its business. Forward-looking statements are those that predict or describe future events, do not relate solely to historical matters and include statements regarding management’s beliefs, estimates, projections, and assumptions with respect to, among other things, our future operations, business plans and strategies, as well as industry and market conditions, all of which are subject to change at any time without notice. Words such as “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional auxiliary verbs such as “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Risks, uncertainties, contingencies, and developments, including those discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s periodic reports and those identified in “Risk Factors”, could cause our future operating results to differ materially from those set forth in any forward-looking statement. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. Investors should carefully consider all of the information set forth in this Prospectus, the risk factors in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and the risk factors and other information contained therein and in the Company’s subsequent filings with the SEC, before deciding to invest in our Common Stock. Such risks disclosed therein are not exhaustive, and additional risks and uncertainties that we are unaware of may become important factors that affect us. If any of these risks actually occur, our business, financial condition or operating results may suffer, the trading price of our Common Stock could decline, and you may lose all or part of your investment.

USE OF PROCEEDS

The shares of Common Stock offered hereby are being registered for the account of the selling shareholders identified in this prospectus. See “Selling Shareholders.” All net proceeds from the sale of the Common Stock will go to the shareholders who offer and sell their shares. We will not receive any part of the proceeds from such sales of Common Stock. We will, however, receive proceeds from the exercise by the Selling Shareholders of options to purchase Common Stock, which proceeds will be applied to general working capital purposes.

SELLING SHAREHOLDERS

This prospectus relates to the reoffer and resale from time to time of up to 6,390,438 shares of Common Stock issued to the selling shareholders, or underlying equity awards issued to the selling shareholders, under our Equity Incentive Plan. The selling shareholders may sell any, all or none of such shares and we do not know when or in what amount the selling shareholders may sell such shares. The inclusion of such shares in the table below does not necessarily represent a present intention by the selling shareholders to sell any or all such shares. However, for the purposes of the table below, we have assumed that, after the completion of this offering, all Common Stock covered by this prospectus has been sold.

The following table sets forth (i) the number of shares of Common Stock beneficially owned by each selling shareholder as of October 5, 2021, (ii) the number of shares to be offered for resale by each selling shareholder and (iii) the number and percentage of shares of Common Stock that each selling shareholder will beneficially own after completion of the offering, assuming that all shares of Common Stock that may be offered for resale are sold and no other shares of Common Stock beneficially owned by the selling shareholders also are sold.

I-5

Unless otherwise indicated, the address for each of the selling shareholders named below is c/o Boxlight Corporation, 1045 Progress Circle, Lawrenceville, Georgia 30043.

Name of Selling Shareholder	Number of Shares Owned	Number of Shares to be Offered for the Account of the Selling Shareholder (1) (2)	Number of Shares Owned After the Offering	% Owned After the Offering **
Michael Pope (3)	1,793,003	787,622	1,005,381	1.64%
James Mark Elliott (5)	886,029	681,841	204,188	*
Henry F. Nance (6)	1,366,761	944,020	422,741	*
Mark Starkey (4)	280,000	280,000	-	*
Patrick Foley (7)	200,000	200,000	-	*
Rudolph F. Crew (8)	224,183	105,417	118,766	*
Dale Strang (9)	437,016	281,250	155,766	*
Tiffany Kuo (10)	366,182	256,250	109,932	*
Charles P. Amos (11)	54,348	54,348	-	*
R. Wayne Jackson (12)	54,348	54,348	-	*
Shaun Marklew (13)	200,000	200,000	-	*

**	calculated based on 61,310,899 shares of Class A common stock outstanding as of October 5, 2021.

*	denotes less than 1%

(1)	These are designated as “control securities” as such term is defined in General Instruction C to Form S-8.

(2)	Represents vested and unvested options, warrants or restricted stock units.

(3)	Michael Pope is our Chief Executive Officer. His holdings include 287,942 shares of Class A Common Stock, 408,334 shares of Class A Common Stock issuable upon exercise of a stock option, 270,000 shares of Class A Common Stock issuable upon exercise of a warrant, and 218,811 shares of Class A restricted shares that have vested or become vested within 60 days, as well as 607,916 shares which remain subject to certain vesting conditions and assume continuous employment of Mr. Pope.

(4)	Mark Starkey is our President. His holdings include 12,500 shares of Class A Common Stock, and restricted stock units that will vest and be converted into 12,500 shares of Class A Common Stock within 60 days, as well as 175,000 shares which remain subject to vesting conditions and assume continuous employment of Mr. Starkey.

(5)	James Mark Elliott is a Director and our former Chief Executive Officer. His holdings include 202,235 shares of Class A Common Stock, 677,675 Class A Common Stock issuable upon exercise of a stock option, and restricted stock units that will vest and be converted into 6,119 shares of Class A Common Stock within 60 days.

(6)	Henry F. Nance is our Chief Operating Officer. His holdings include 122,741 shares of Class A Common Stock and 652,354 Class A Common Stock issuable upon exercise of a stock option. Includes 591,666 shares which remain subject to vesting conditions and assume continuous employment of Mr. Nance.

(7)	Patrick Foley is our Chief Financial Office. His holdings include 12,500 shares of Class A Common Stock, and restricted stock units that will vest and be converted into 12,500 shares of Class A Common Stock within 60 days, as well as 175,000 shares which remain subject to certain vesting conditions and assume continuous employment of Mr. Foley.

(8)	Rudolph F. Crew is a Director on our Board of Directors. His holdings include 53,000 shares of Class A Common Stock, 44,272 shares of Class A Common Stock issuable upon exercise of a stock option, and restricted stock units that will vest and be converted into 4,271 shares of Class A Common Stock within 60 days, as well as 121,145 shares which remain subject to certain vesting conditions.

(9)	Dale Strang is a Director on our Board of Directors. His holdings include Includes 135,417 Class A Common Stock issuable upon exercise of a stock option, and restricted stock units that will vest and be converted into 5,766 shares of Class A Common Stock within 60 days, as well as 295,833 shares which remain subject to certain vesting conditions.

(10)	Tiffany Kuo is a Director on our Board of Directors. Her holdings include 59,896 Class A Common Stock issuable upon exercise of a stock option, and restricted stock units that will vest and be converted into 5,766 shares of Class A Common Stock within 60 days, as well as 300,520 shares which remain subject to vesting condition.

(11)	Charles P. Amos is a Director on our Board of Directors. His holdings include 40,762 shares of Class A Common Stock, and restricted stock units that will vest and be converted into 13,586 shares of Class A Common Stock within 60 days, subject to certain vesting conditions

(12)	R. Wayne Jackson is a Director on our Board of Directors. His holdings include 40,762 shares of Class A Common Stock, and restricted stock units that will vest and be converted into 13,5867 shares of Class A Common Stock within 60 days, subject to certain vesting conditions.

(13)	Shaun Marklew is our Chief Technology Officer. His holdings include 12,500 shares of Class A Common Stock, and restricted stock units that will vest and be converted into 12,500 shares of Class A Common Stock within 60 days, as well as 175,000 shares which remain subject to certain vesting conditions and assume continuous employment of Mr. Marklew.

I-6

PLAN OF DISTRIBUTION

In this section of the reoffer prospectus, the term “selling shareholder” means and includes:

●	the persons identified in the table above as the selling shareholders; and

●	any of the donees, pledgees, distributees, transferees or other successors in interest of those persons referenced above who may: (a) receive any of the shares of our common stock offered hereby after the date of this reoffer prospectus and (b) offer or sell those shares hereunder.

The shares of our common stock offered by this reoffer prospectus may be sold from time to time directly by the selling shareholders. Alternatively, the selling shareholders may from time to time offer such shares through underwriters, brokers, dealers, agents or other intermediaries. The selling shareholders as of the date of this reoffer prospectus have advised us that there were no underwriting or distribution arrangements entered into with respect to the common stock offered hereby. The distribution of the common stock by the selling shareholders may be effected: in one or more transactions that may take place on the Nasdaq Capital Market (including one or more block transaction) through customary brokerage channels, either through brokers acting as agents for the selling shareholders, or through market makers, dealers or underwriters acting as principals who may resell these shares on the Nasdaq Capital Market; in privately-negotiated sales; by a combination of such methods; or by other means. These transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at other negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of our common stock.

I-7

The selling shareholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of the shares of our common stock in the course of hedging the positions they assume with the selling shareholders. The selling shareholders also may sell shares short and redeliver the shares to close out such short positions. The selling shareholders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of shares of our common stock. The broker-dealer may then resell or otherwise transfer such shares of common stock pursuant to this reoffer prospectus.

The selling shareholders also may lend or pledge shares of our common stock to a broker-dealer. The broker-dealer may sell the shares of common stock so lent, or upon a default the broker-dealer may sell the pledged shares of common stock pursuant to this reoffer prospectus. Any securities covered by this reoffer prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this reoffer prospectus.

The selling shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of shares of common stock of the selling shareholders.

Although the shares of common stock covered by this reoffer prospectus are not currently being underwritten, the selling shareholders or their underwriters, brokers, dealers or other agents or other intermediaries, if any, that may participate with the selling security holders in any offering or distribution of common stock may be deemed “underwriters” within the meaning of the Act and any profits realized or commissions received by them may be deemed underwriting compensation thereunder.

Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of shares of the common stock offered hereby may not simultaneously engage in market making activities with respect to the common stock for a period of up to five days preceding such distribution. The selling shareholders will be subject to the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including without limitation Regulation M, which provisions may limit the timing of purchases and sales by the selling shareholders.

In order to comply with certain state securities or blue sky laws and regulations, if applicable, the common stock offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the common stock may not be sold unless they are registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained.

We will bear all costs, expenses and fees in connection with the registration of the common stock offered hereby. However, the selling shareholders will bear any brokerage or underwriting commissions and similar selling expenses, if any, attributable to the sale of the shares of common stock offered pursuant to this reoffer prospectus. We have agreed to indemnify certain of the selling security holders against certain liabilities, including liabilities under the Act, or to contribute to payments to which any of those security holders may be required to make in respect thereof.

There can be no assurance that the selling shareholders will sell any or all of the securities offered by them hereby.

Transfer Agent and Registrar

The Transfer Agent and Registrar for shares of our common stock and preferred stock is VStock Transfer, LLC, Woodmere, New York. Our Transfer Agent and Registrar’s telephone number is (212) 828-8436.

LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by Michelman & Robinson, LLP, New York, New York and Los Angeles, California.

EXPERTS

The consolidated financial statements as of and for the years ended December 31, 2020 and 2019 incorporated by reference in this prospectus constituting a part of the Registration Statement on Form S-8 have been so incorporated in reliance on the report of Dixon Hughes Goodman LLP, an independent registered public accounting firm which prepared the report for the years ended December 31, 2020 and 2019, which is also incorporated by reference, given on the authority of said firm as an expert in auditing and accounting. The report of Dixon Hughes Goodman LLP contains an explanatory paragraph which states the following:

●	The Company has changed its method of accounting for revenue recognition in 2019 with the adoption of Accounting Standards Codification Topic 606, Revenue from Contracts with Customers.

I-8

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a post-effective amendment no. 1 to our registration statement on Form S-8 under the Securities Act of 1933, as amended, with respect to the shares offered hereby. This prospectus supplement and the base prospectus, dated October 7, 2021, which constitutes a part of the registration statement, does not contain all of the information in the registration statement and the exhibits of the registration statement. For further information with respect to us and the securities being offered under this prospectus, we refer you to the registration statement, including the exhibits and schedules thereto.

You may read and copy the registration statement of which this prospectus is a part at the SEC’s Public Reference Room, which is located at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of the registration statement by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the SEC’s Public Reference Room. In addition, the SEC maintains an Internet web site, which is located at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may access the registration statement of which this prospectus is a part at the SEC’s Internet web site. We are subject to the information reporting requirements of the Securities Exchange Act of 1934, and we will file reports, proxy statements and other information with the SEC.

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES LAW VIOLATIONS

We are a Nevada corporation and, accordingly, we are subject to the corporate laws under the Nevada Revised Statutes. Article 9 of our Amended and Restated Articles of Incorporation, Article 8 of our by-laws and the Nevada Revised Business Statutes, contain indemnification provisions.

Our Amended and Restated Articles of Incorporation provides that we will indemnify, in accordance with our by-laws and to the fullest extent permitted by the Nevada Revised Statutes or any other applicable laws, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including an action by or in the right of the corporation, by reason of such person acting as a director or officer of the corporation or any of its subsidiaries against any liability or expense actually and reasonably incurred by such person. We will be required to indemnify an officer or director in connection with an action, suit or proceedings initiated by such person only if (i) such action, suit or proceeding was authorized by the Board and (ii) the indemnification does no relate to any liability arising under Section 16(b) of the Exchange Act, as amended, or rules or regulations promulgated thereunder. Such indemnification is not exclusive of any other right to indemnification provided by law or otherwise. Indemnification shall include payment by us of expenses in defending an action or proceeding in advance of final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it’s ultimately determined that such person is not entitled to indemnification.

We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

In any underwriting agreement we enter into in connection with the sale of common stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act of 1933, as amended, or the Securities Act, against certain liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents previously filed by us with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference into this reoffer prospectus and made a part hereof:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 31, 2021;

(b)	The Registrant’s Definitive Proxy Statements on Schedule 14A, filed with the SEC on April 27, 2021, June 11, 2021 and June 24, 2021;

(c)	The Registrant’s Quarterly Reports on Form 10-Q for the period ended March 31, 2021 filed with the SEC on May 13, 2021 and the period ended June 30, 2021, filed with the SEC on August 12, 2021;

(d)	The Registrant’s Current Reports on Form 8-K (other than information furnished rather than filed) as filed with the SEC on February 1, 2021, March 19, 2021, March 25, 2021, April 27, 2021, May 13, 2021, June 16, 2021, June 24, 2021, June 25, 2021, July 21, 2021, August 9, 2021, August 27, 2021 and September 20, 2021; and

(e)	The description of the Registrant’s Class A common stock contained in the Registration Statement on Form 8-A/A, filed with the SEC on November 17, 2015, including any amendments or reports filed for the purpose of updating such description.

All future documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than portions of these documents that are deemed to have been furnished and not filed in accordance with SEC rules, including current reports on Form 8-K furnished under Item 2.02 and Item 7.01 and any exhibits related thereto furnished under Item 9.01, unless such Form 8-K expressly provides to the contrary) after the date of the initial filing of the registration statement and prior to effectiveness of the registration statement and after the date of this prospectus and prior to termination of the offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents.

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You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. This information in this document may only e accurate as of the date of this document.

Additional risks and uncertainties not presently known or that are deemed immaterial may also impair our business operations. The risks and uncertainties described int his document and other risks and uncertainties which we may face int eh future will have a greater impact on these who purchase our Class A common stock. These purchasers will purchase our common stock at the market price or at a privately negotiated price and will run the risk of losing their entire investment.

6,390,430 shares of

Class A Common Stock

October 7, 2021

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference into this Registration Statement and made a part hereof:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 31, 2021;

(b)	The Registrant’s Definitive Proxy Statements on Schedule 14A, filed with the SEC on April 27, 2021, June 11, 2021 and June 24, 2021;

(c)	The Registrant’s Quarterly Reports on Form 10-Q for the period ended March 31, 2021 filed with the SEC on May 13, 2021 and the period ended June 30, 2021, filed with the SEC on August 12, 2021;

(d)	The Registrant’s Current Reports on Form 8-K (other than information furnished rather than filed) as filed with the SEC on February 1, 2021, March 19, 2021, March 25, 2021, April 27, 2021, May 13, 2021, June 16, 2021, June 24, 2021, June 25, 2021, July 21, 2021, August 9, 2021, August 27, 2021 and September 20, 2021 ; and

(e)	The description of the Registrant’s Class A common stock contained in the Registration Statement on Form 8-A/A, filed with the SEC on November 17, 2015, including any amendments or reports filed for the purpose of updating such description.

All future documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than portions of these documents that are deemed to have been furnished and not filed in accordance with SEC rules, including current reports on Form 8-K furnished under Item 2.02 and Item 7.01 and any exhibits related thereto furnished under Item 9.01, unless such Form 8-K expressly provides to the contrary) after the date of the initial filing of the registration statement and prior to effectiveness of the registration statement and after the date of this prospectus and prior to termination of the offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents.

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Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant is a Nevada corporation and, accordingly, is subject to the corporate laws under the Nevada Revised Statutes. Article 9 of the Registrant’s Amended and Restated Articles of Incorporation, Article 8 of the Registrant’s by-laws and the Nevada Revised Business Statutes each contain indemnification provisions.

The Registrant’s Amended and Restated Articles of Incorporation provide that the Registrant will indemnify, in accordance with its by-laws and to the fullest extent permitted by the Nevada Revised Statutes or any other applicable laws, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including an action by or in the right of the corporation, by reason of such person acting as a director or officer of the corporation or any of its subsidiaries against any liability or expense actually and reasonably incurred by such person. As such, the Registrant will be required to indemnify an officer or director in connection with an action, suit or proceedings initiated by such person only if (i) such action, suit or proceeding was authorized by the Registrant’s board of directors and (ii) the indemnification does no relate to any liability arising under Section 16(b) of the Exchange Act, as amended, or rules or regulations promulgated thereunder. Such indemnification is not exclusive of any other right to indemnification provided by law or otherwise. Indemnification shall include payment by us of expenses in defending an action or proceeding in advance of final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it’s ultimately determined that such person is not entitled to indemnification.

The Registrant has entered into indemnification agreements with each of its directors and officers. These indemnification agreements require the Registrant, among other things, to indemnify its directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as a director or officer of the Registrant, or any of its subsidiaries or any other company or enterprise to which the person provides services at our request.

The Registrant maintains a general liability insurance policy that covers certain liabilities of directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Registrant’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Please read “Item 9. Undertakings” for more information on the SEC’s position regarding such indemnification provisions.

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Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibit.

See Exhibit Index, which is incorporated herein by reference.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price, set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of 314 securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 the registrant has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lawrenceville, of the State of Georgia, on this 7th day of October 2021.

BOXLIGHT CORPORATION

By:	/s/ Michael Pope
Michael Pope
Chief Executive Officer
(Principal Executive Officer)

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Pope	Chief Executive Officer and Chairman of the Board	October 7, 2021
Michael Pope	(Principal Executive Officer)

/s/ Henry (“Hank”) Nance	Chief Operating Officer	October 7, 2021
Henry (“Hank”) Nance

/s/ Patrick Foley	Chief Financial Officer	October 7, 2021
Patrick Foley	(Principal Financial and Accounting Officer)

/s/ James Mark Elliott	Director	October 7, 2021
James Mark Elliott

/s/ Tiffany Kuo	Director	October 7, 2021
Tiffany Kuo

/s/ Dale Strang	Director	October 7, 2021
Dale Strang

/s/ Rudolph Crew	Director	October 7, 2021
Rudolph Crew

/s/ R. Wayne Jackson	Director	October 7, 2021
R. Wayne Jackson

/s/ Charles P. Amos	Director	October 7, 2021
Charles P. Amos

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Exhibits

Exhibit No.	Description of Exhibit
3.2	Eleventh Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.5 to the Registration Statement on Form S-1 (File No. 333-204811) filed on December 15, 2016).

3.2	Amended and Restated Bylaws, adopted June 24, 2021 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on June 24, 2021).

5.1	Legal Opinion of Michelman & Robinson LLP*

10.1	Amendment No. 2 to the Boxlight Corporation 2014 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-8 dated October 7, 2020).

23.1	Consent of Dixon Hughes Goodman LLP*

23.2	Consent of Michelman & Robinson LLP (included in Exhibit 5.1)*

*Filed herewith.

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